Exhibit 1

AMENDMENT NO. 1

TO AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Amended and Restated Rights Agreement dated as of April 23, 2009 between Power-One, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, LLC, as Rights Agent (the “Rights Agreement”), is dated as of June 11, 2010.

WHEREAS, Section 26 of the Rights Agreement allows the Company to amend the Rights Agreement without the approval of the holders of the Rights (as defined in the Rights Agreement) in certain circumstances;

WHEREAS, the Company desires to amend the Rights Agreement in order to accelerate the Expiration Date (as defined in the Rights Agreement) to 7:59 a.m. Eastern time on June 14, 2010; and

WHEREAS, Section 26 of the Rights Agreement permits such an amendment to the Rights Agreement without the approval of any holders of the Rights.

NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the parties agree as follows:

1.  Amendment.  The definition of the term “Expiration Date” set forth in Section 1(u) of the Rights Agreement is hereby deleted and replaced in its entirety with the following:

“Expiration Date” shall mean 7:59 a.m. Eastern time on June 14, 2010.

2.  All of the remaining terms and provisions of the Rights Agreement shall remain in full force and effect.

3.  This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Amended and Restated Rights Agreement to be duly executed, as of the date first set forth above.

POWER-ONE, INC.

By:	/s/ Tina D. McKnight
	Name:	Tina D. McKnight
	Title:	General Counsel

AMERICAN STOCK TRANFSER & TRUST COMPANY, LLC, as Rights Agent

By:	/s/ Herbert Lemmer
	Name:	Herbert Lemmer
	Title:	Vice President

[Signature Page to Amendment No. 1 to Rights Agreement]